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EXHIBIT 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the person whose signature appears below, as a Director of Tyco Electronics Ltd. (the "Company"), a Bermuda company with its general offices at Second Floor, 96 Pitts Bay Road, Pembroke, HM 08, Bermuda, does hereby make, constitute and appoint Thomas J. Lynch, Chief Executive Officer, Terrence R. Curtin, Executive Vice President and Chief Financial Officer, Robert A. Scott, Executive Vice President and General Counsel, or any one of them acting alone, his true and lawful attorneys, with full power of substitution and resubstitution, in his name, place and stead, in any and all capacities, to execute and sign the Company's Annual Report on Form 10-K/A for the fiscal year ended September 26, 2008, and any and all amendments thereto, and documents in connection therewith, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

        Dated and effective as of the 13th of January, 2009.

/s/ JOHN C. VAN SCOTER John C. Van Scoter, Director

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  EXHIBIT 24.2
POWER OF ATTORNEY